Exhibit 10.19

SHARE EXCHANGE AGREEMENT TO

REPLACE THE PLAN OF MERGER

By and Among

AMERICAN RESOURCES CORPORATION,

and

EMPIRE KENTUCKY LAND, INC.

ORIGINALLY Dated as of February 12, 2019

SHARE EXCHANGE AGREEMENT TO
REPLACE THE PLAN OF MERGER

AMERICAN RESOURCES CORPORATION, a Florida corporation (“American Resources”), and EMPIRE KENTUCKY LAND, INC., a Kentucky corporation (“Company”) entered into an Agreement and Plan of Merger (this “Agreement”), dated the 12 day of February, 2019. The intent of this agreement was a share transfer agreement and not a merger between the two entities. The parties will be entering into a formal share exchange agreement between American Resources Corporation and the Company with substantially the same protections, terms and conditions as the previously entered into Merger Agreement except for the fact that it will not be defined as a merger requiring stockholder approval and instead will structured as a share exchange. Such Share Exchange Agreement will be executed not later than Monday February 18, 2019 and will be consummated not later than Wednesday February 20, 2019 business days and will supersede the previously entered Plan of Merger.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

EMPIRE KENTUCKY LAND, INC.

By:
/s/ Greg B. McDonald
Greg B. McDonald, President

(the “Company”)

AMERICAN RESOURCES CORPORATION

By:
/s/ Mark C. Jensen
Mark C. Jensen, Chief Executive Officer

(“American Resources”)